UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

9540 South Maroon Circle,
Suite 200
Englewood, CO
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Substitute Energy Purchase Agreement

On December 21, 2016, Westmoreland Coal Company (the “Company”), via its Westmoreland Partners subsidiary, entered into a Substitute Energy Purchase Agreement (“Amending Agreement”) that amends the Consolidated Power Purchase and Operating Agreement for Roanoke Valley Units 1 and 2 (the “Facility”) with Virginia Electric and Power Company, operating in North Carolina as Dominion North Carolina Power (“Consolidated Agreement”) for the provision to sell exclusively to Dominion North Carolina Power all of the Facility’s net electrical output and dependable capacity from the Facility. Beginning March 1, 2017, the Amending Agreement adjusts the Substitute Energy and Capacity Purchase Price terms, replacing the latter with a Fixed Payment and other scheduled pricing through the end of the Term. On the Actual Deactivation Date, as such term is defined in the Amending Agreement, the Consolidated Agreement shall automatically terminate and be superseded by the Amending Agreement. After such time, the Company will not be obligated to operate the Facility in order to fulfill its contracted energy and capacity requirements.

The foregoing description of the agreement is not complete and is qualified in its entirety by reference to the definitive agreement which will be filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: December 28, 2016	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary